Exhibit 99.1

Final: For Immediate Release

NEW YORK & COMPANY ANNOUNCES MARIE HOLMAN RAO AS CREATIVE DESIGN CONSULTANT

New York, NY — April 10, 2008 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 584 retail stores, today announced Marie Holman Rao will serve as a Creative Consultant to the Design team effective April 22, 2008.  In addition, the Company indicated that Marie Fogel has resigned as Executive Vice President, Design — Apparel to pursue other interests.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated: “I am delighted that Marie Holman Rao has agreed to serve as a Creative Design Consultant to our Company.  Ms. Rao formerly was President of Limited Design Services and prior to that was President of Banana Republic, a division of Gap Inc.”

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 584 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.